1 2Q23 Earnings Presentation August 1, 2023

2 Safe Harbor This Presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Presentation may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “expects,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “goals,” “targets” or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Presentation include, without limitation, statements regarding our outlook and future results of operations and financial position, our business strategy and plans for future operations, and our financial condition and results of operations. Forward- looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the COVID-19 pandemic and government-imposed measures to control its spread; risk associated with execution of our strategic operating plans in the near-term and long-term; our extremely competitive industry; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers; risks related to new or increased tariffs imposed on commercial aircraft and related parts imported from outside the United States; the outcome of legal proceedings with respect to our Northeast Alliance with American Airlines Group Inc. and our planned wind-down of the Northeast Alliance; the occurrence of any event, change or other circumstances that could give rise to the right of JetBlue or Spirit Airlines Inc. (“Spirit”) or both of them to terminate the Merger Agreement; failure to obtain certain governmental approvals necessary to consummate the merger with Spirit (the “Merger”); the outcome of the lawsuit filed by the Department of Justice and certain state Attorneys General against us and Spirit related to the Merger; risks associated with failure to consummate the Merger in a timely manner or at all; risks associated with the pendency of the Merger and related business disruptions; indebtedness following consummation of the Merger and associated impacts on business flexibility, borrowing costs and credit ratings; the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all; chal lenges associated with successful integration of Spirit's operations; expenses related to the Merger and integration of Spirit; the potential for loss of management personnel and other key crewmembers as a result of the Merger; risks associated with effective management of the combined company following the Merger; risks associated with JetBlue being bound by all obligations and liabilities of the combined company following consummation of the Merger; risks associated with the integration of JetBlue and Spirit workforces, including with respect to negotiation of labor agreements and labor costs; the impact of the Merger on JetBlue’s earnings per share; risks associated with cybersecurity and privacy, including information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; our substantial indebtedness and impact on our ability to meet future financing needs; financial risks associated with credit card processors; restrictions as a result of our participation in governmental support programs under the CARES Act, the Consolidated Appropriations Act, and the American Rescue Plan Act; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with future environmental regulations; the impacts of federal budget constraints or federally imposed furloughs; impact of global climate change and legal, regulatory or market response to such change; changes in government regulations in our industry; acts of war or terrorism; changes in global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; and risks associated with the implementation of 5G wireless technology near airports that we operate in. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Any outlook or forecasts in this document have been prepared without taking into account or consideration of the Merger with Spirit. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Presentation, could cause our results to differ materially from those expressed in the forward-looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission, including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2022. In light of these risks and uncertainties, the forward-looking events discussed in this Presentation might not occur. Our forward-looking statements speak only as of the date of this Presentation. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

3 2Q23 Earnings Update Robin Hayes Chief Executive Officer

4 Delivered on H1 Commitments Despite Headwinds Executed on 2Q23 adjusted EPS guidance, demonstrating solid financial execution throughout H1 Delivered all-time record quarterly revenue, with record revenue in every month of the quarter Drove strong operational performance which benefited from significant investments and robust summer preparation 2Q23

5 • Reallocating capacity from underperforming NEA routes to higher value leisure opportunities. Expect improvement starting in 1Q24 Updating full-year earnings outlook to reflect headwinds… 2H23 Recalibrating H2 as We Navigate Current Challenges FY23 EPS outlook $0.05 - $0.40 Northeast Alliance (NEA) Wind Down ($0.25) – ($0.20) of FY EPS Impact Northeast ATC and Weather Challenges ($0.25) – ($0.20) of FY EPS Impact Geographic Shift of Pent-Up COVID Demand Towards Long-Haul International ($0.20) – ($0.15) of FY EPS Impact • Collaborating with the FAA to foster transparency to aid in better day-of planning • Challenges expected to dissipate in the fall due to reduced convective weather and air traffic volume • Normalizing demand patterns post-peak summer travel period expected • Going forward, more aggressively redeploying capacity to expected pockets of future demand …and the following will help address these challenges:

6 Transformational Acquisition of Spirit Turbocharges Strategic Plan • Pro-competitive, pro-consumer transaction creates a national low-fare challenger that can bring competitive prices and great service to more customers and more markets High-Value New York City Area Footprint • Medium-term tailwind as New York City continues to recover • Long-term competitive advantage from sizable footprint in slot-constrained NYC market, which historically produces above system average margins Diversifying Revenues With Margin-Accretive Initiatives • Closing the gap to best-in-class loyalty performance with ongoing evolution of TrueBlue loyalty program • Continuing to grow JetBlue Travel Products Continued Cost Execution • Structural cost program continues to deliver significant benefits • Fleet modernization continues to drive efficiency JetBlue Remains Positioned for Long-Term Success and Restoration of Historical Earnings Power

7 Commercial Update and Outlook Joanna Geraghty President & Chief Operating Officer

8 All-Time Record Revenue in Q2; Q3 Cycling Against Unprecedented Demand in 2022 Healthy Demand for Air Travel Overall • Double digit Q2 RASM growth vs. 2019, driven by strength in peak travel periods and led by Latin leisure, visiting-friends-and- relatives and transatlantic • Load factors remain very strong, although fares are normalizing from peak last summer • Remarkable strength in transatlantic markets, supported by recent inauguration of Paris service and upcoming launch of Amsterdam service Transitory Revenue Headwinds in Q3 • NYC margin recovery trails rest of system, but the gap is closing • Impacted by NEA wind down, ATC challenges, demand shift to long-haul international travel, and year-over-year comparison to unprecedented demand in 2022 ASMs Revenue 2Q23 vs. 2Q22 6.7% 5.8% Guidance 4.5% to 8.5%Guidance 4.5% to 7.5% 2Q23 vs. 2Q22 Actuals ASMs 3Q23 vs. 3Q22 5.5% to 8.5% (8.0%) to (4.0)% Revenue

9 Financial Update and Outlook Ursula Hurley Chief Financial Officer

Sixth Consecutive Quarter Meeting or Exceeding Quarterly Cost Expectations



CASM ex-Fuel(1) YoY
Guidance
1.5% to 3.5%
3.2%
2.5% to 5.5%
2Q23
3Q23
Impact from ATC challenges and operational investments(2)

Continued Cost Execution

- Delivered Q2 CASM ex-Fuel in line with expectations despite increased cost pressures from challenging operational environment
  - Proactive operational investments added ~1 point of CASM
  - Severe ATC challenges added incremental ~1 point of CASM
  - Flooding in Fort Lauderdale added ~0.5 points of CASM

Continued Successful Execution of Structural Cost Program

- Well on track to driving $70M in cost reduction by the end of 2023 and $150-200M through 2024
- We expect to save $75M from fleet modernization program through 2024 and have realized over half of savings to-date

Focused on Meeting Cost Targets

- Reiterating full year CASM ex-Fuel target as cost execution offsets ~1.5 points of cost headwinds from severe ATC disruptions

(1) Operating expenses excluding special items; refer to reconciliations of non-GAAP financial measures in Appendix A
(2) Impact in Q2 – ~2.5 points; Q3 – ~4.0 points

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1 1 Maintaining a Healthy Liquidity Position and Comfortable Leverage Profile • Balance sheet remains among the strongest in the industry • Ended Q2 with $2.4B in liquidity(3), or 24% of trailing twelve months revenue • Actively financing aircraft deliveries to maximize flexibility; ~$550M YTD in committed financing Actively Managing Risk to Protect Our Earnings Outlook • Remaining opportunistic with fuel hedges to mitigate the potential impact from significant volatility and price spikes • Hedged ~30% of planned H2 fuel consumption Focused on Maintaining Strong Balance Sheet Adjusted Debt to Capital(1)(2) 48% 53% 56% 81% 84% 85% 114% 0% 20% 40% 60% 80% 100% 120% LUV ALK JBLU SAVE DAL UAL AAL (1) Refer to reconciliations of non-GAAP financial measures in Appendix B (2) As of 1Q23. Total debt is adjusted for total operating leases and pension / post retirement liabilities (3) Includes $600M undrawn revolver

1 2 (1) Includes the impact from the new pilot union agreement of approximately 3 points for each Q3 and FY23. Please refer to Appendix A (2) Fuel hedging ~30% for 3Q23; ~25% for FY23 (3) Fuel price based on forward curve as of July 21, 2023 (4) Potential impact from recently announced Pratt & Whitney PW1100G engine removal requirements under review and not included Please refer to our Investor Update posted on ir.jetblue.com for additional guidance metrics Guidance 3Q23 FY23 Available Seat Miles (ASMs) 5.5% - 8.5% YoY 5.5% - 8.5% YoY Revenue (8.0%) - (4.0%) YoY 6.0% - 9.0% YoY CASM ex-Fuel(1) 2.5% - 5.5% YoY 1.5% - 4.5% YoY Estimated Fuel Price per Gallon(2)(3) $2.75 - $2.90 $2.85 - $3.05 Interest Expense $45 - $55 million $195 - $205 million Adjusted Earnings (Loss) per Share(4) ($0.20) – $0.00 $0.05 - $0.40 Targeting Profitable Growth and Margin Expansion

13 Non-GAAP Financial Measures We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Presentation. Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. This Presentation includes an explanation of each non-GAAP financial measure presented in this Presentation and a reconciliation of certain non-GAAP financial measures used in this Presentation to the most directly comparable GAAP financial measures. We do not provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measure cannot be calculated or predicted at this time without unreasonable efforts. In those cases, the reconciling information that is unavailable would include a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results. Appendix A

Operating expense per available seat mile, excluding fuel and related taxes, other non-airline operating expenses, and special **items ("CASM Ex-Fuel")**

Operating Expense per Available Seat Mile ("CASM") is a common metric used in the airline industry. Our CASM for the relevant periods are summarized in the table below. We exclude aircraft fuel and related taxes, operating expenses related to other non-airline businesses, such as JetBlue Technology Ventures and JetBlue Travel Products, and special items from total operating expenses to determine Operating Expenses ex-fuel, which is a non-GAAP financial measure, and we exclude the same items from CASM to determine CASM ex-fuel, which is also a non-GAAP financial measure. We believe the impact of these special items distorts our overall trends and that our metrics are more comparable with the presentation of our results excluding such impact.

For the three months ended June 30, 2023, special items included Spirit acquisition costs. For the six months ended June 30, 2023, special items included union contract costs and Spirit acquisition costs.

Special items for 2022 included fleet transition costs, union contract costs and Spirit acquisition costs.

We believe that Operating Expenses ex-fuel and CASM ex-fuel are useful for investors because they provide investors the ability to measure our financial performance excluding items that are beyond our control, such as fuel costs, which are subject to many economic and political factors, as well as items that are not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses and special items. We believe these non-GAAP measures are more indicative of our ability to manage airline costs and are more comparable to measures reported by other major airlines.

The table below provides a reconciliation of our total operating expenses ("GAAP measure") to Operating Expenses ex-fuel, and our CASM to CASM ex-fuel for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE PER ASM, EXCLUDING FUEL
($ in millions, per ASM data in cents)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,			
	2023		2022		2023		2022	
	$	per ASM	$	per ASM	$	per ASM	$	per ASM
Total operating expenses	$ 2,375	$ 13.68	$ 2,558	$ 15.59	$ 4,944	$ 14.49	$ 4,661	$ 14.66
Less:								
Aircraft fuel and related taxes	599	3.45	910	5.55	1,365	4.00	1,481	4.66
Other non-airline expenses	16	0.09	14	0.08	33	0.10	29	0.09
Special items	24	0.14	44	0.27	136	0.40	44	0.14
Operating expenses, excluding fuel	$ 1,736	$ 10.00	$ 1,590	$ 9.69	$ 3,410	$ 9.99	$ 3,107	$ 9.77

jetBlue
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Operating expense, operating income (loss), adjusted operating margin, pre-tax income (loss), adjusted pre-tax margin, net income (loss) and earnings (loss) per share, excluding special items and gain (loss) on equity investments

Our GAAP results in the applicable periods were impacted by credits and charges that were deemed special items.

For the three months ended June 30, 2023, special items included Spirit acquisition costs. For the six months ended June 30, 2023, special items included union contract costs and Spirit acquisition costs.

Special items for 2022 included fleet transition costs, union contract costs and Spirit acquisition costs.

Certain gains and losses on our equity investments were also excluded from our 2023 and 2022 GAAP results.

We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items.

Non-GAAP Financial Measure

RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), ADJUSTED OPERATING MARGIN, PRE-TAX INCOME (LOSS), ADJUSTED PRE-TAX MARGIN, NET INCOME (LOSS), EARNINGS (LOSS) PER SHARE, EXCLUDING SPECIAL ITEMS AND GAIN (LOSS) ON EQUITY INVESTMENTS

(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2023	2022	2023	2022
Total operating revenues	$ 2,610	$ 2,445	$ 4,937	$ 4,181
RECONCILIATION OF OPERATING EXPENSE				
Total operating expenses	$ 2,375	$ 2,558	$ 4,944	$ 4,661
Less: Special items	24	44	136	44
Total operating expenses excluding special items	$ 2,351	$ 2,514	$ 4,808	$ 4,617
RECONCILIATION OF OPERATING INCOME (LOSS)				
Operating income (loss)	$ 235	$ (113)	$ (7)	$ (480)
Add back: Special items	24	44	136	44
Operating income (loss) excluding special items	$ 259	$ (69)	$ 129	$ (436)
RECONCILIATION OF ADJUSTED OPERATING MARGIN				
Operating margin	9.0 %	(4.6) %	(0.1) %	(11.5) %
Operating income (loss) excluding special items	$ 259	$ (69)	$ 129	$ (436)
Total operating revenues	2,610	2,445	4,937	4,181
Adjusted operating margin	9.9 %	(2.8) %	2.6 %	(10.4) %
RECONCILIATION OF PRE-TAX INCOME (LOSS)				
Income (loss) before income taxes	$ 216	$ (151)	$ (50)	$ (549)
Add back: Special items	24	44	136	44
Less: Net gain (loss) on investments	4	(5)	7	(4)
Income (loss) before income taxes excluding special items and net gain (loss) on investments	$ 236	$ (102)	$ 79	$ (501)
RECONCILIATION OF ADJUSTED PRE-TAX MARGIN				
Pre-tax margin	8.3 %	(6.2) %	(1.0) %	(13.1) %
Income (loss) before income taxes excluding special items and net gain (loss) on investments	$ 236	$ (102)	$ 79	$ (501)
Total operating revenues	2,610	2,445	4,937	4,181
Adjusted pre-tax margin	9.1 %	(4.2) %	1.6 %	(12.0) %
RECONCILIATION OF NET INCOME (LOSS)				
Net income (loss)	$ 138	$ (188)	$ (54)	$ (443)
Add back: Special items	24	44	136	44
Less: Income tax benefit related to special items	7	12	48	12
Less: Net gain (loss) on investments	4	(5)	7	(4)
Less: Income tax (expense) benefit related to net gain (loss) on investments	(1)	2	(2)	1
Net income (loss) excluding special items and net gain (loss) on investments	$ 152	$ (153)	$ 29	$ (408)

jetBlue
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16 Operating expense, operating income (loss), adjusted operating margin, pre-tax income (loss), adjusted pre-tax margin, net income (loss) and earnings (loss) per share, excluding special items and gain (loss) on equity investments (continued) Our GAAP results in the applicable periods were impacted by credits and charges that were deemed special items. For the three months ended June 30, 2023, special items included Spirit acquisition costs. For the six months ended June 30, 2023, special items included union contract costs and Spirit acquisition costs. Special items for 2022 included fleet transition costs, union contract costs and Spirit acquisition costs. Certain gains and losses on our equity investments were also excluded from our 2023 and 2022 GAAP results. We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items. Non-GAAP Financial Measure RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), ADJUSTED OPERATING MARGIN, PRE-TAX INCOME (LOSS), ADJUSTED PRE-TAX MARGIN, NET INCOME (LOSS), EARNINGS (LOSS) PER SHARE, EXCLUDING SPECIAL ITEMS AND GAIN (LOSS) ON EQUITY INVESTMENTS (CONTINUED) (unaudited) Three Months Ended June 30, Six Months Ended June 30, . CALCULATION OF EARNINGS (LOSS) PER SHARE 2023 2022 2023 2022 Earnings (Loss) Per Common Share Basic $ 0.41 $ (0.58) $ (0.16) $ (1.38) Add back: Special items, net of tax 0.05 0.10 0.27 0.10 Less: Net gain (loss) on investments, net of tax 0.01 (0.01) 0.01 (0.01) Basic excluding special items and net gain (loss) on investments $ 0.45 $ (0.47) $ 0.10 $ (1.27) Diluted $ 0.41 $ (0.58) $ (0.16) $ (1.38) Add back: Special items, net of tax 0.05 0.10 0.27 0.10 Less: Net gain (loss) on investments, net of tax 0.01 (0.01) 0.01 (0.01) Diluted excluding special items and net gain (loss) on investments $ 0.45 $ (0.47) $ 0.10 $ (1.27)

17 LOCATION 1) Debt to Capitalization Ratio Adjusted for Total Operating Leases Adjusted debt to capitalization ratio is a non-GAAP financial metric which we believe is helpful to investors in assessing the company's overall debt profile. Adjusted debt includes total operating lease liabilities, in addition to total debt and finance leases, to present estimated financial obligations. Adjusted capitalization represents total equity plus adjusted debt. Appendix B: Calculation of Leverage Ratios Non-GAAP Financial Measure Adjusted Debt to Capitalization Ratio ($ in millions) March 31, 2023 December 31, 2022 (unaudited) Long-term debt and finance leases $ 3,316 $ 3,093 Current maturities of long-term debt and finance leases 263 554 Operating lease liabilities 714 736 Adjusted debt $ 4,293 $ 4,383 Long-term debt and finance leases $ 3,316 $ 3,093 Current maturities of long-term debt and finance leases 263 554 Operating lease liabilities 714 736 Stockholders' equity 3,373 3,563 Adjusted capitalization $ 7,666 $ 7,946 Adjusted debt to capitalization ratio 56% 55 % Non-GAAP Financial Measure Adjusted Debt to Capitalization Ratio ($ in millions) June 30, 2023 December 31, 2022 (unaudited) Long-term debt and finance leases $ 3,486 $ 3,093 Current maturities of long-term debt and finance leases 271 554 Operating lease liabilities – aircraft 163 206 Adjusted debt $ 3,920 $ 3,853 Long-term debt and finance leases $ 3,486 $ 3,093 Current maturities of long-term debt and finance leases 271 554 Operating lease liabilities - aircraft 163 206 Stockholders' equity 3,554 3,563 Adjusted capitalization $ 7,474 $ 7,416 Adjusted debt to capitalization ratio 52% 52% 2) Debt to Capitalization Ratio Adjusted for Aircraft Operating Leases Adjusted debt to capitalization ratio is a non-GAAP financial metric which we believe is helpful to investors in assessing the company's overall debt profile. Adjusted debt includes aircraft operating lease liabilities, in addition to total debt and finance leases, to present estimated financial obligations. Adjusted capitalization represents total equity plus adjusted debt.

18 Delivery Planning Assumption A220 A321neo A321neo LR Total 2023 11 4 4 19 Delivery and return assumptions as of July 31, 2023 In 2023, seven aircraft delivered year-to-date with 12 more planned to be delivered by year end. In 2024, given Airbus delays, our current planning assumption is approximately 30 deliveries. In addition, we have removed 12 Embraer E190 aircraft from our fleet to date, including the sale of five Embraer E190 aircraft Appendix C: Order Book Contractual Returns A320 Embraer E190 Total 2023 (4) (6) (10) 2024 (8) (16) (24)

1 9